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                                                                     EXHIBIT 2.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                           CRL NETWORK SERVICES, INC.
                           (A CALIFORNIA CORPORATION)

                                      INTO

                           CRL NETWORK SERVICES, INC.
                            (A DELAWARE CORPORATION)

                         (PURSUANT TO SECTION 253 OF THE
                        DELAWARE GENERAL CORPORATION LAW)

        CRL Network Services, Inc., a California corporation (this "Corporation"), does hereby certify:

        FIRST: That this Corporation is incorporated pursuant to the General Corporation Law of the State of California.

        SECOND: That this Corporation owns all of the outstanding shares of each class of the capital stock of CRL Network Services, Inc., a Delaware corporation ("CRL Delaware").

        THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted on the 27th day of April 1999, determined to merge this Corporation into CRL Delaware (the "Merger") on the conditions set forth in such resolutions:

        WHEREAS, this Corporation owns all of the outstanding shares of each class of the capital stock of CRL Network Services, Inc., a Delaware corporation ("CRL Delaware"); and


        WHEREAS, this Corporation desires to merge this Corporation into CRL Delaware pursuant to the provisions of Section 1108 of the California Corporations Code and Section 253 of the Delaware General Corporation Law with CRL Delaware being the surviving corporation in the merger; and


        WHEREAS, it has been proposed, and it is in the best interest of this Corporation, that this Corporation be merged with and into CRL Delaware, with CRL Delaware being the surviving corporation; and

        WHEREAS, Section 1108 of the California Corporations Code provides that a California corporation may merge with a foreign corporation.

        NOW THEREFORE BE IT RESOLVED, that this Corporation will merge with and into CRL Delaware, its subsidiary, with CRL Delaware as the surviving corporation; and

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        RESOLVED FURTHER, that upon the proposed merger becoming effective, every three (3) shares of common stock of this Corporation shall be automatically converted into one (1) share of common stock of CRL Delaware;

        RESOLVED FURTHER, that CRL Delaware shall assume all of the liabilities and obligations of this Corporation after such merger is effective; and

        RESOLVED FURTHER, that any action taken prior to the date hereof by any officer of this Corporation in connection with the subject matter of these resolutions be, and hereby is, ratified and confirmed as the acts and deeds of this Corporation; and

        RESOLVED FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized and directed to execute, deliver and file all such other applications, certificates, documents, instruments, notices or reports, and to take all such other actions, as such officers shall deem necessary or appropriate to effect the purposes of the foregoing resolutions, the execution, delivery and filing of such other applications, certificates, documents, instruments, notices or reports, or the taking of such other actions, to be conclusive evidence of the necessity or appropriateness thereof.

        FOURTH: that the Merger has been adopted and approved by the shareholders of this Corporation in accordance with the laws of its state of incorporation

        FIFTH: The Merger shall become effective upon the filing of this Certificate of Ownership and Merger in the Office of the Secretary of State of the State of Delaware.


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        IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by James G. Couch, its President, Chief Executive Officer and Secretary, as of this 28th day of April 1999.



                                       CRL NETWORK SERVICES, INC.,
                                       a California corporation



                                       By: /s/ James G. Couch
                                          --------------------------------------
                                          James G. Couch
                                          President, Chief Executive Officer
                                            and Secretary